Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 29, 2012 (this “Amendment”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), NEXEO SOLUTIONS HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco” and, together with the Borrower and Holdings, the “Credit Agreement Parties”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the Lenders (as defined below) party hereto.

PRELIMINARY STATEMENTS

A. The Borrower, Holdings, Sub Holdco, the Administrative Agent and each lender from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of March 9, 2011 (as amended and restated pursuant to the Amendment No. 1 to Credit Agreement, dated as of October 16, 2012, among the Borrower, Holdings, Sub Holdco, the Administrative Agent, the Collateral Agent, and the Lenders party thereto, the “Existing Credit Agreement”).

B. The Borrower has requested that, pursuant to Section 10.01 of the Existing Credit Agreement, the Required Lenders consent to the amendments described herein, and the Required Lenders are willing to agree to such amendments on the terms and subject to the conditions described herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement, as amended by this Amendment (as so amended, the “Credit Agreement”).

SECTION 2. Amendments to Existing Credit Agreement. Effective as of the Amendment Effective Date, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Existing Credit Agreement is amended by amending or amending and restating, as applicable, the following definitions:

(i)	Clause (b) of the definition of “Compliance Certificate” is amended and restated in its entirety as follows:

“(b) setting forth reasonably detailed calculations, in the case of financial statements delivered under Section 6.01(a), beginning with the financial statements for the fiscal year of the Borrower ending September 30, 2013, of Excess Cash Flow for such fiscal year (or, solely in the case of the certificate delivered with the financial statements for the fiscal year of the Borrower ending September 30, 2013, for the 2013 ECF Period)”

(ii)	The definition of “Excess Cash Flow” is amended by replacing the initial reference to “period” therein, and each reference to “fiscal year” therein, with a reference to “ECF Period”.

(b) Section 2.03 of the Existing Credit Agreement is amended by amending and restating Section 2.03(b)(i) in its entirety as follows:

“(i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrower shall, subject to clause (b)(v) of this Section 2.03, prepay an aggregate principal amount of Loans equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended September 30, 2013; provided, that such prepayment for the fiscal year ending September 30, 2013 shall be calculated for the period commencing October 1, 2011 and ending September 30, 2013 (taken as one accounting period (the “2013 ECF Period”)) (each such fiscal year period and the 2013 ECF Period, an “ECF Period”) minus (B) the sum of (i) all voluntary prepayments of Loans during such ECF Period pursuant to Section 2.03(a)(i) and (ii) all voluntary prepayments of loans under the ABL Facility during such ECF Period to the extent accompanied by a corresponding permanent reduction in the commitments under the ABL Facility, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that (x) the ECF Percentage shall be 25% if the Secured Net Leverage Ratio as of the end of the ECF Period covered by such financial statements was less than or equal to 2.50 to 1.0 and greater than 1.75 to 1.0 and (y) the ECF Percentage shall be 0% if the Secured Net Leverage Ratio as of the end of the ECF Period covered by such financial statements was less than or equal to 1.75 to 1.0.”

SECTION 3. Waiver of Excess Cash Flow Prepayment. For the avoidance of doubt, except as provided in Section 2(b) above with respect to the 2013 ECF Period, the Required Lenders hereby waive any obligation of the Borrower to make a mandatory prepayment of Loans out of Excess Cash Flow pursuant to Section 2.03(b)(i) of the Existing Credit Agreement in respect of the fiscal year ended September 30, 2012.

SECTION 4. Conditions of Effectiveness. This Amendment shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:

(a) Execution of Documents. The Administrative Agent shall have received this Amendment, duly executed and delivered by (A) the Borrower, Holdings and Sub Holdco and (B) Lenders constituting the Required Lenders.

(b) Consent Fee. The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on November 28, 2012 (the “Consent Deadline” and each such Lender, a “Consenting Lender”) equal to 0.20% of the aggregate principal amount of Loans held by such Consenting Lender as of the Consent Deadline with respect to which a consent was delivered.

SECTION 5. Representations and Warranties. The Borrower represents and warrants as follows as of the date hereof:

(a) The execution, delivery and performance by the Credit Agreement Parties of this Amendment have been duly authorized by all necessary corporate or other organizational action. The execution, delivery and performance by the Credit Agreement Parties of this Amendment will not (i) contravene the terms of any of the Credit Agreement Parties’ Organization Documents, (ii) result in any breach or contravention of, or the creation of any Lien upon any of the property or assets of any Credit

Agreement Party or any of the Restricted Subsidiaries (other than as permitted by Section 7.01 of the Credit Agreement) under (A) any Contractual Obligation to which any Credit Agreement Party is a party or affecting any Credit Agreement Party or the properties of any Credit Agreement Party or any of the Restricted Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which any Credit Agreement Party or its property is subject; or (iii) violate any applicable Law; except with respect to any breach, contravention or violation (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such breach, contravention or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) This Amendment has been duly executed and delivered by each Credit Agreement Party. Each of this Amendment and each other Loan Document to which any Credit Agreement Party is a party, after giving effect to the amendments pursuant to this Amendment, constitutes a legal, valid and binding obligation of such Credit Agreement Party, enforceable against such Credit Agreement Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(c) Upon the effectiveness of this Amendment, no Default or Event of Default shall exist.

(d) The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Credit Agreement Parties under the Existing Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(b) On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

SECTION 7. Costs and Expenses. The Borrower agrees to pay or reimburse the Administrative Agent all reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment pursuant to Section 10.04 of the Existing Credit Agreement.

SECTION 8. Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9. Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 10. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 11. Successors. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and registered assigns permitted under Section 10.07 of the Credit Agreement.

SECTION 12. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NEXEO SOLUTIONS, LLC, as Borrower

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Senior Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS HOLDINGS, LLC, as Holdings

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Senior Vice President, Chief Financial Officer and Assistant Treasurer

NEXEO SOLUTIONS SUB HOLDING CORP., as Sub Holdco

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Senior Vice President, Chief Financial Officer and Treasurer

[Amendment No. 1 to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Aamir Saleem
Name:	Aamir Saleem
Title:	Vice President

[Amendment No. 1 to Amended and Restated Credit Agreement]